UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2007

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-01460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item  5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2007, Moscow CableCom Corp. (the “Company”) executed an employment agreement with Tate Fite, who was appointed Chief Financial Officer of the Company on July 11, 2006.

The agreement provides for an annual base salary of $250,000, a discretionary annual bonus of up to 40% of base salary and a term of three years commencing on May 15, 2006.  As previously reported on Form 8-K on July 11, 2006, an option to purchase 140,341 shares of the Company’s common stock, at an exercise price of $9.97 per share, was granted to Mr. Fite on July 7, 2006 in connection with his appointment.  In addition to participation in the Company’s standard benefit plans, a vehicle will be provided by the Company for Mr. Fite’s use, including reimbursement all expenses related to such automobile; and, in the event of termination without cause, Mr. Fite will be entitled to a severance payment of six months salary.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite

Name: Tate Fite
Title:  Chief Financial Officer

Date:  February 5, 2007

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